UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

GLENROSE INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51645 (Commission file no.)	20-3521719 (I.R.S. Employer Identification No.)
GlenRose Instruments Inc. 45 First Avenue Waltham, MA 02451 (Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 622-1120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 2, 2007, the Board of Directors of GlenRose Instruments, Inc., or the Company, eliminated the position of Vice President, Instruments, as part of the Company’s efforts to reduce general and administrative expenses. As a result, Mr. Richard S. Melanson has left the company to pursue other interests.

Effective as of the same date, the Board of Directors of the Company appointed Dr. Richard Chapman, the Company’s Executive Vice President and Chief Operating Officer, to assume all of the duties and responsibilities of the position of Vice President, Instruments.  Dr. Chapman will be reporting directly to Mr. Arvin H. Smith, the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2007	GLENROSE INSTRUMENTS INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer